EXHIBIT 99.1
Contacts:
Jennifer Chelune
Investor Relations Manager
(734) 997-4910
jennifer.chelune@proquest.com
PROQUEST COMPLETES SALE OF BUSINESS SOLUTIONS SEGMENT
ANN ARBOR, Mich., November 28, 2006 — ProQuest Company (NYSE: PQE), a publisher of information and education solutions, today reported that it has completed the sale of its ProQuest Business Solutions segment to Snap-on Incorporated (NYSE:SNA) for approximately $527 million, made up of $508 million in cash and the assumption by Snap-on of $19 million in debt in the form of monetized future billings.
About ProQuest Company
ProQuest Company (PQE: NYSE) is based in Ann Arbor, Michigan, and is a publisher of information and education solutions. We provide products and services to our customers through two business segments: ProQuest Education and ProQuest Information and Learning. Our Education segment, which includes the Voyager Expanded Learning business, serves the K-12 market. It is a leading provider of K-12 curriculum products, in-school core reading programs, reading and math intervention programs, and professional development programs for school districts throughout the United States. ProQuest Information and Learning serves the higher education and public library markets, and is a world leader in collecting, organizing, and publishing high-quality research resources for researchers, faculty, and students in libraries and schools. It is widely known for its strengths in business and economics; general reference; genealogy; humanities; social sciences; and scientific, technical and medical (STM) content. Information and Learning develops products comprising periodicals, newspapers, dissertations, out-of-print books, and other scholarly information from more than 9,000 publishers worldwide.
About ProQuest Business Solutions
ProQuest Business Solutions is the original developer and a global leader of electronic parts catalogs, which are used by over 33,000 dealerships worldwide. ProQuest products transform complex technical data, like parts catalogs and service manuals, into easily accessed electronic information for the world’s automotive manufacturers and their dealer networks. ProQuest also provides business-to-business information and retail performance measurement services. For more information on ProQuest Business Solutions, call 888.543.0894 or visit pbs.proquest.com.
About Snap-on Incorporated
Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, diagnostics and equipment solutions for professional users. Product lines include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle manufacturers, dealerships and repair centers, as well as customers in industry, government, agriculture and construction. Products are sold through its franchisees, company-direct sales and distributor channels, as well as over the Internet. Founded in 1920, Snap-on is a $2.4 billion, S&P 500 company headquartered in Kenosha, Wisconsin. For additional information on Snap-on, visit www.snapon.com.
Forward-Looking Statements
Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, the results of our pending restatement process, or our future financial performance and involve known and
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ProQuest Completes Sale of Business Solutions Segment, Page 2 of 2
unknown risks, uncertainties and other factors that may cause our or our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, but are not limited to the company’s ability to successfully conclude the review of its financial results, the discovery of additional restatement items, the ability to renegotiate the terms of its revolving credit agreement and senior notes in connection with defaults under such debt due to any potential restatement if further defaults occur, ability to support its current debt level, the company’s ability to refinance its outstanding debt and working capital needs, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation, decreased library and educational funding/budgets, the ability to successfully close and integrate other acquisitions, demand for ProQuest’s products and services, success of ongoing product development, maintaining acceptable margins, ability to control costs, the impact of federal, state and local regulatory requirements on ProQuest’s business including K-12 and higher education, the impact of competition and the uncertainty of economic conditions in general, the ability to successfully attract and retain customers, sell additional products to existing customers, and win new business due to changes in technology, the ability to maintain a broad customer base to avoid dependence on any one single customer, K-12 enrollment and demographic trends, the level of educational funding, the level of education technology investments, the company’s ability to obtain financing, global economic conditions, financial market performance, and other risks listed under “Risk Factors” in our regular filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” “priorities,” or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. The company undertakes no obligation to update any of these statements.
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